Exhibit 21
Subsidiaries of Radian Group Inc.

RDN Investments, Inc. (Delaware domiciled)
Radian Mortgage Guaranty Inc. (Pennsylvania domiciled)
Radian Reinsurance Inc. (Pennsylvania domiciled)
Radian Mortgage Reinsurance Company (Vermont domiciled)
Radian Investor Surety Inc. (Pennsylvania domiciled)
Radian MI Services Inc. (Pennsylvania domiciled)
Radian Insurance Services LLC (Pennsylvania domiciled)
Radian Advisors LLC (Pennsylvania domiciled)
Radian Consulting Services LLC (Pennsylvania domiciled)
Enhance Financial Services Group Inc. (New York domiciled)
Radian Guaranty Reinsurance Inc. (Pennsylvania domiciled)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Radian Guaranty Reinsurance
Inc. and 0.8% by Enhance C-BASS Residual Finance Corporation)
Radian Guaranty Inc. (Pennsylvania domiciled)
Radian Mortgage Assurance Inc. (Pennsylvania domiciled)
Radian Insurance Inc. (Pennsylvania domiciled)
Radian Mortgage Insurance Inc. (Pennsylvania domiciled)
Clayton Group Holdings Inc. (Delaware domiciled)
Radian Clayton Services LLC (Delaware domiciled)
Clayton Holdings LLC (Delaware domiciled)
Clayton Fixed Income Services (Delaware domiciled)
Clayton Holdings UK, Ltd. (United Kingdom domiciled)
Clayton Euro Risk, Ltd. (United Kingdom domiciled)
Clayton Services LLC (Delaware domiciled)
Clayton Support Services LLC (Delaware domiciled)
First Madison Services LLC (Delaware domiciled)
Value America Holdings LLC (Delaware domiciled)
ValuAmerica, Inc. (Pennsylvania domiciled)
ValuAmerica Consulting LLC (Pennsylvania domiciled)
ValuAmerica of Alabama LLC (Alabama domiciled)
Red Bell Real Estate, LLC (Delaware domiciled)
Red Bell Real Estate, Inc. (California domiciled)
Red Bell Ohio, LLC (Ohio domiciled
Main Street Valuations, LLC (Delaware domiciled)
BPO Fulfillment, LLC (Delaware domiciled)
Green River Capital, LLC (Delaware domiciled)
GR Financial LLC (Utah domiciled)
Home Match LLC